UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

November 1, 2018

Date of Report (Date of Earliest Event Reported)

Phoenix Life Sciences International Limited.

(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3000 Lawrence Street Denver, CO 80205 1.720.699.7222 or Investor Relations +1.888.717.5655

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

PHOENIX LIFE SCIENCE INTERNATIONAL LIMITED

Form 8-K

Current Report

ITEM 7.01	REGULATION FD DISCLOSURE

On November 1, 2018, the Company’s Board of Directors announced that the Company’s stock symbol had been formally changed from MJMD to PLSI, and that the Company had completed its consolidation of businesses to form an international Cannabis Company. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

On November 13, 2018, the Company’s Board of Directors announced that it has retired its Series C Preferred Stock, convertible debt, and has cancelled its series A and B Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.2. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

On November 14, 2018, the Company’s Board of Directors announced that it has received an import certificate from the Republic of Vanuatu’s Minister of Health to bring its cannabis diabetes drug Phoenix Metabolic into the country for clinical trials. A copy of the press release is attached hereto as Exhibit 99.3. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release issued November 1, 2018.
99.2	Press Release issued November 13, 2018.
99.3	Press Release issued November 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Life Science International Limited
Date: November 23, 2018	By:	/s/ Martin Tindall
Martin Tindall
Chief Executive Officer